AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ACCOUNTING SERVICING AGREEMENT

    THIS AMENDMENT dated as of the [...] day of August, 2020, to the Fund Accounting Servicing Agreement, dated as of June 22, 2006, as amended (the "Fund Accounting Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Akre Funds, and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement on behalf of the series; and

WHEREAS, Section 15 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

Exhibit U to the Agreement is hereby superseded and replaced by Amended Exhibit U attached hereto.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC
By:	By:
Name:	Name:
Title:	Title:

Amended Exhibit U to the
Professionally Managed Portfolios Fund Accounting Servicing Agreement

Name of Series
Akre Focus Fund

Fund Accounting, Fund Administration & Portfolio Compliance, and Chief Compliance Officer (CCO) Services Fee Schedule at November 1, 2020

Fund Accounting Annual Fee Based Upon Average Net Assets Per Fund*
[ ] basis points on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance
Minimum annual fee: $[ ]per fund

•Additional fee of $[ ] for each additional class

Fund Administration Annual Fee Based Upon Average Net Assets Per Fund*
[ ] basis points on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis point on the balance
Minimum annual fee: $[ ]per fund

•Additional fee of $[ ] for each additional class

Services Included in Annual Fee Per Fund
•Advisor Information Source – On-line access to portfolio management and compliance information.
•Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting
•U.S. Bank Regulatory Administration (e.g., annual registration statement update)
•Core Tax Services – See Additional Services Fee Schedule

Pricing Services
•$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return
Swaps
•$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments and Agency, Mortgage Backed, and Municipal Bonds
•$[ ] - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments,
Foreign Agencies, Asset Backed, High Yield Bonds
•$[ ] - Interest Rate Swaps, Foreign Currency Swaps,
•$[ ] - Bank Loans
•$[ ] Swaptions, Intraday money market funds pricing, up to [ ] times per day
•$[ ] - Credit Default Swaps
•$[ ] per Month Manual Security Pricing (>[ ]per day)

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non- standard security type, such as CLOs and CDOs, which may result in additional fees.

Corporate Action Services
•$[ ] per Foreign Equity Security per Month
•$[ ] per Domestic Equity Security per Month
•$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

Chief Compliance Officer Annual Fees
$[ ] per year

Amended Exhibit V to the
Professionally Managed Portfolios Fund Accounting Servicing Agreement

Fund Accounting, Fund Administration & Portfolio Compliance, and Chief Compliance Officer (CCO) Services Fee Schedule (continued) at November 1, 2020

Third Party Administrative Data Charges (descriptive data for each security)
•$[ ] per security per month for fund administrative

Prices above are based on using U.S. Bancorp standard data pricing services and are subject to change.

SEC Modernization Requirements
•Form N-PORT & N-CEN $[ ] per fund per year

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance
Additional Services Fee Schedule
Transfer In-Kind
•Tax Free Transfer In-Kind Cost Basis Tracking* – $[ ] per sub-account per year
Daily Compliance Services (if required)
•Base fee – $[ ] per fund per year
•Setup – $[ ] per fund group
Section 18 Compliance Testing
•$[ ] set up fee per fund complex
•$[ ] per fund per month
Section 15(c) Reporting
•$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: [ ] peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
•Additional 15(c) reporting is subject to additional charges
•Standard data source – Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting
•Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
•Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year
•Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
•State tax returns - (First two included in core services) – $[ ] per additional return
Tax Reporting – MLP C-Corporations
Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
•Prepare Federal and State extensions (If Applicable) – Included in the return fees
•Prepare provision estimates – $[ ] Per estimate
State Tax Returns
•Prepare state income tax returns for funds and blocker entities – $[ ] per state return
•Sign state income tax returns – $[ ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[ ] per fund

Advisor’s Signature below acknowledges approval of the fee schedule above.

Akre Capital Management, LLC

By:

Name:

Title:     Date: